Exhibit 24

                             MONARCH SERVICES, INC.
                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of Monarch Services, Inc., a Delaware corporation, hereby constitute and appoint A. Eric Dott, and Jackson Y. Dott, and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Monarch Services, Inc., the Registration Statement on Form S-8, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                            DATE


/s/ Jackson Y. Dott                     March 2, 2000
Jackson Y. Dott, Director
(Principal Executive Officer)


/S/ A. ERIC DOTT                        March 2, 2000
A. Eric Dott, Director


/S/MARSHALL CHADWELL                    March 2, 2000

Marshall Chadwell, Chief Financial
Officer (Principal Accounting and
Financial Officer)


/S/DAVID F. GONANO                      March 2, 2000
David F. Gonano, Director


/S/HELEN D. BENTLEY                     March 2, 2000
Helen D. Bentley, Director